Bypassing the Blood-Brain Barrier with New Mechanisms of Action



Working to turn the tide on CNS disease

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Kurve THERAPEUTICS

Needed: Practical, effective delivery of drugs to the brain

Chief among the challenges that have hindered the development of therapeutics for central nervous system (CNS) disorders is the blood–brain barrier (BBB).

Husseini Manji, head of neuroscience at Janssen Research & Development, J&J; National Academy of Sciences workshop, 2018[1]



Cross

or

Bypass

the BBB



Sources: 1. https://www.ncbi.nlm.nih.gov/books/NBK507360/

Kurve Therapeutics

- We are entering an era of breakthrough treatments for CNS* disorders; current needs include
  - Practical, effective delivery of drugs to the brain
  - New science / new mechanisms of action, particularly for Alzheimer's disease

- Kurve Therapeutics is positioned to answer both of these needs
  - Both of these have met placebo-controlled endpoints in
    - Alzheimer's disease (five trials)
    - Parkinson's disease (one trial)

- Kurve is preparing for an End of Phase II Meeting and readying an offering to fund a Phase III Alzheimer's program



*CNS: Central nervous system (brain and spinal cord)

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Clinical Trial Data – Meeting Endpoints

- Recently-published (2020) trial: Started with Kurve prototype device
  Kurve product improved vs. placebo


A Alzheimer Disease Assessment Scale-cognitive subscale 12
P =.01
P =.09
P =.004
P =.02
Placebo
Insulin
Mean score change
14
12
10
8
6
4
2
0
-2
-4
0 3 6 9 12 15 18
Month
No. of participants
Insulin 24 24 23 23 23 22 19
Placebo 25 23 22 22 22 22 20

Primary-endpoint success: ADAS-Cog-12

- Intrulin statistically significant vs. placebo at 6 months; marginally significant at 12 months
- Intrulin-start group statistically significant vs. placebo-start group at 15 and 18 months.

Continuing improvement vs. placebo trend at 18 months suggests disease-modifying activity

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Kurve THERAPEUTICS

Kurve brings practical technology to cross the blood-brain barrier (BBB)
Intranasal vs. Infusion

- Pioneering neurologist William Shankle (Shankle Clinic, Newport Beach, CA)...
- ... has used Kurve intranasal platform to deliver IgG
- Dr. Shankle has noted that the measured effect of Kurve intranasal IgG was equivalent to that of a 30x-larger IV dose

More potency (lower dosing) is better

Potential advantages of lower dosing

- Dose Flexibility window increased by 3000%
- Lower systemic exposure, fewer adverse events

Note: In 22 Kurve nose-to-brain trials, in human subjects, no reports of brain hemorrhages (which have been common with some drugs tergeting the beta-amyloid cascade, such as Biogen's aducanumab (Aduhelm)

Kurve THERAPEUTICS

Kurve brings practical technology to cross the blood-brain barrier (BBB)

*Delivered Nose to Brain**

Kurve's CPD technology has been successfully studied in proof-of-concept studies (or early feasibility studies) and shows promise in delivering the following therapeutics intact:

Stem Cells
Emulsions
Suspensions
Solutions
Combination Products (systemic and nose to brain)

Proteins
Peptides
Monoclonal Antibodies
Polyclonal Antibodies
Nanoparticles
Live Vaccines*
Inert Vaccines*

* Exception: Have been delivered by Kurve Controlled Particle Dispersion® devices, but not targeting the brain

Kurve
THERAPEUTICS

Kurve Therapeutics *Intellectual Property Through 2042*


Kurve
THERAPEUTICS


Kurve
THERAPEUTICS

Combination of Formulation, Biology and Physics
We can move the dose in the brain and target specific areas

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Kurve Commercialization Strategy Razor/Razor Blade

Cartridge

Base Unit



Base Unit Purchased Once

Rx Refilled with Cartridges

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Kurve THERAPEUTICS

Kurve Commercialization Strategy
PCB Options

Available features:

- Compliance Monitoring
- Dose Counting
- Dose Alerts (RT)
- Patient Lockouts
- Counterfeit Lockouts
- Interactive Screen
- Programmable Dosing



Kurve
ViaNase
N2B



Kurve
ViaNase

Customizable design to accommodate molecular / formulation characteristics

Adjustable form factors: Size, shape, weight

Small, portable battery operated

The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Executive Team



Marc Giroux
CEO and Founder

- Serial entrepreneur and founder of 5 companies
- Has introduced Kurve devices into over 30 clinical trials
- Prior to founding Kurve in 2002, President of EES, Inc.
- Raised $8M in Series A Financing
- Holder of 17 patents
- Winner: Frost and Sullivan Award



Thomas McDowell
CFO/COO

- CFO Windswept Capital LLC a leading middle market M&A firm for over $600 million.
- Head of M&A Olympic Capital Partners
- Director 20th Century Fox
- Leading consultant CFO Selections
- Business Administration and Accounting - USC



Hermann Plank
VP of Manufacturing

- Principal of TecnoKal LLC
- Gerson Lehrman Group Council since 2005
- 35 years in the plastics industry
- Expert witness in automotive for medical/medical device manufacturing Pharma companies
- Master's Degree in Polymer Science and Engineering from Leoben University in Austria



Glenn Cornett
M.D., Ph.D., CSO

- Biotech entrepreneur and advisor
- Holds an M.D. with Distinction in Research from the University of Michigan and a Ph.D. in neuroscience from UCLA
- Earlier: McKinsey; Eli Lilly (strategy, marketing), Razorfish (VP, strategy practice), Los Alamos National Lab
- Founded Navitas Pharma (drug repurposing) in 2004; successful exit 3.5 years later

Kurve Therapeutics

- Kurve Therapeutics is positioned to answer both of these needs
  - Controlled Particle Dispersion® technology to penetrate the blood-brain barrier
  - New mechanism of action: EF2K / GSK3 inhibition
  - Both of these have met placebo-controlled endpoints in
    - Alzheimer's disease (five trials)
    - Parkinson's disease (one trial)

- Kurve is preparing for an End of Phase II Meeting and readying an offering to fund a Phase III Alzheimer's program



The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.

Funding Strategy

- Completing plans to launch a Reg A+ general solicitation
- Raising between $20M-$75M
- Use of proceeds:
  - Conduct FDA End of Phase II meeting;
  - Conduct Phase III Alzheimer's program
  - Run a polyclonal antibody Phase II for Alzheimer's
  - Out-license opportunities to pharma partners

Summary

- Favorable experience
  - Clinical trials: Met endpoints vs. placebo in Alzheimer's and Parkinson's diseases
  - IgG in outpatients: Have used intranasal delivery to get effect of 30x-larger IV dose

- Versatile technology platform
  - Can deliver any formulation
  - Flexible design
  - Active electronics

New IP through 2042 places Kurve at the Vanguard of CNS

Kurve THERAPEUTICS

Disclaimer

This presentation may contain forward-looking statements and information relating to, among other things, Kurve Therapeutics. (the "Company"), its business plan and strategy, and its industry. Potential Investors can identify forward-looking statements by the use of words such as "may," "should," "will," "could," "would," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions that are intended to identify forward-looking statements. These statements reflect management's current views with respect to future events-based on information currently available and are subject to risks and uncertainties that could cause the Company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they contain hypothetical illustrations of mathematical principles, are meant for illustrative purposes, and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

Neither the Company nor any of its affiliates provide tax or legal advice and do not represent in any manner that the outcomes described herein will result in any particular tax or legal consequences. Prospective investors should confer with their personal tax and legal advisors regarding the tax and legal consequences based on their particular circumstances.

Regulation A Disclaimer. This presentation may be deemed to be a so-called "testing the waters" communication under Regulation A under the Securities Act of 1933. The information contained herein neither constitutes an offer for nor a solicitation of interest in an offering pursuant to Regulation A. For any proposed offering pursuant to Regulation A that has not yet been qualified by the SEC, the following apply:

- No money or other consideration is being solicited, and if sent in response, will not be accepted;
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- The Company has not yet filed an offering statement, which would include a preliminary offering circular, with the SEC

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The Kurve CPD technology platform is currently undergoing clinical evaluation and is limited by law to investigational use only. Not available for commercial sale.